As filed with the United States Securities and Exchange Commission on June 5, 2024

Registration No. 333-271396

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHARPLINK GAMING, INC.
(Exact name of registrant as specified in our charter)

Delaware	7999	87-4752260
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota

(612) 293-0619

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

Copies to:

Richard G. Satin, Esq.

Elliot Lee, Esq.

Satin and Lee Law P.C.

200 Broadhollow Road, Suite 207

Melville, New York 11747

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-1 (the “Registration Statement”), which was previously declared effective by the Securities and Exchange Commission on May 10, 2023, incorporates by reference (i) the Registrant’s annual report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on March 29, 2024, (ii) the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on May 17, 2024 and (iii) the Registrant’s current reports on Form 8-K, as filed with the Securities and Exchange Commission on May 3, 2024 and May 14, 2024. The Amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) by SharpLink Gaming, Inc. (“SharpLink”), as the successor registrant to SharpLink Israel (defined below). This succession has occurred as part of a planned domestication of SharpLink Gaming Ltd., an Israeli-based corporation (“SharpLink Israel”) from Israel to the State of Delaware. On June 14, 2023, SharpLink Israel, SharpLink, and SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink (“Domestication Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (as amended July 24, 2023, the “Domestication Merger Agreement”), pursuant to which Domestication Merger Sub was merged with and into SharpLink Israel, with SharpLink Israel being the surviving entity and continuing as a wholly owned subsidiary of SharpLink (the “Domestication Merger”).

The Domestication Merger was effected on February 13, 2024, pursuant to the Domestication Merger Agreement, after the Domestication Merger was approved by the shareholders of SharpLink Israel at the Extraordinary General Meeting of Shareholders held on December 6, 2023. In connection with the Domestication Merger, all SharpLink Israel ordinary shares, par value NIS 0.60 per share (the “SharpLink Israel Shares”), outstanding immediately prior to the Domestication Merger were converted, on a one-for-one basis, into shares of common stock of SharpLink, par value $0.0001 per share (the “SharpLink Common Stock”), and all preferred shares, options and warrants of SharpLink Israel outstanding immediately prior to the Domestication Merger have converted into or been exchanged for equivalent securities of SharpLink. Each person that held rights to purchase, or other rights to or interests in, ordinary shares of SharpLink Israel under any stock option, stock purchase or compensation plan or arrangement of SharpLink Israel immediately prior to the Domestication Merger holds a corresponding number of rights to purchase, and other rights to or interests in, shares of SharpLink Common Stock.

SharpLink is a publicly traded company with reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). SharpLink Common Stock continues to be listed on The NASDAQ Capital Market under the same ticker symbol formerly used by SharpLink Israel, “SBET.” The new CUSIP number for SharpLink Common Stock is 820014108. The Domestication Merger did not result in any material changes in the business, offices, assets, liabilities, obligations, net worth, directors, officers or employees of SharpLink as compared to SharpLink Israel immediately prior to the Domestication Merger. SharpLink continues to maintain its principal executive offices at 333 Washington Avenue North, Suite 104, Minneapolis, Minnesota 55401.

In accordance with paragraph (d) of Rule 414 under the Securities Act, SharpLink hereby expressly adopts the Registration Statement as its own registration statement except as amended by this Amendment, for all purposes of the Securities Act and the Exchange Act.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 5, 2024

PRELIMINARY PROSPECTUS

880,000 Shares of Common Stock

This prospectus relates to the resale by Alpha Capital Anstalt (“Alpha” or the “Selling Shareholder”) of up to 880,000 shares of our common stock (the “Registrable Shares”), $0.0001 par value per share (the “Common Stock”). The Registrable Shares consist of (i) 156,207 shares of Common Stock, (ii) 469,560 shares of Common Stock issuable upon exercise of a pre-funded warrant (the “Pre-Funded Warrant”) and (iii) 254,233 shares of Common Stock issuable upon exercise of a balance warrant (the “Balance Warrant”). The Registrable Shares are held by Alpha pursuant to that certain Exchange Agreement, dated March 6, 2024 (the “Exchange Agreement”), by and between the Company and Alpha.

We are registering the above described offer and sale of the Registrable Shares by the Selling Shareholder to satisfy certain registration rights we have granted, pursuant to the Registration Rights Agreement we entered with the Selling Shareholder on February 14, 2023. We will not receive any proceeds from the sale of these shares by the Selling Shareholder. The Selling Shareholder may offer all or part of the Registrable Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Registrable Shares are being registered to permit the Selling Shareholder to sell shares from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Shareholder may sell these Registrable Shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution.” In connection with any sales of Registrable Shares offered hereunder, the Selling Shareholder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will bear all costs, expenses and fees in connection with the registration of the Registrable Shares. The Selling Shareholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the Registrable Shares, or interests therein.

Investing in our shares involves substantial risks. See “RISK FACTORS” on page 9 of this prospectus. You should carefully read this prospectus and the documents incorporated herein before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Registrable Shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2024

i

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the Registrable Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered, or Registrable Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find Additional Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our Registrable Shares.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction.

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ABOUT THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise, references to “SharpLink Gaming,” “SharpLink,” “SharpLink US,” “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to SharpLink Gaming, Inc., a Delaware corporation, and its wholly owned subsidiaries. References to “SharpLink Israel” refer to SharpLink Gaming, Ltd., an Israel limited liability company, with which SharpLink US completed a domestication merger in February 2024.

Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our Common Stock. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Common Stock. You should rely only on the information contained in this prospectus or in any amended prospectus that we may authorize to be delivered or made available to you. We and the underwriter have not authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date hereof, regardless of the time of its delivery or any sale of our Common Stock.

INDUSTRY AND MARKET DATA

This prospectus contains and incorporates by reference market data, industry statistics, and other data that have been obtained from, or compiled from, information made available by third parties. Although we believe these third-party sources are reliable, we have not independently verified the information. Except as may otherwise be noted, none of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. In addition, some data are based on our good faith estimates. Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s experience in the industry, and are based on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. However, none of our estimates have been verified by any independent source. See “Special Note Regarding Forward-Looking Statements” below.

MARKET INFORMATION

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “SBET.” On June 4, 2024, the last reported sale price of our Common Stock was $0.91 per share. As of June 4, 2024, there were approximately 70 holders of our Common Stock. The actual number of stockholders of our Common Stock is greater than the number of record holders and includes holders of our Common Stock which are held in street name by brokers and other nominees.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

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Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses;

●	changes in the supply, demand and/or prices for our products and services;

●	increased competition, including from companies which may have substantially greater resources than we have;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our business partners’ information and systems;

●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as vaccine mandates, the threat of future variants and resulting government-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade and other business restrictions affecting our ability to market our products and services;

●	varying attitudes towards sports and online casino games and poker (“iGaming”) data providers and betting by foreign governments;

●	failure to develop or integrate new technology into current products and services;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus and any related prospectus supplement and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus and any related prospectus supplement also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Overview

Headquartered in Minneapolis, Minnesota, SharpLink Gaming is an online performance-based marketing company that leverages our unique fan activation solutions to generate and deliver high quality leads to our U.S. sportsbook and global casino gaming partners.

In December 2023, the Company discontinued investments into and marketing of its C4 sports betting conversion technology (“C4”) due to the lack of market acceptance. C4 centered on cost effectively monetizing our own proprietary audiences and our customers’ audiences of U.S. fantasy sports and casual sports fans and casino gaming enthusiasts by converting them into loyal online sports and iGaming bettors.

SharpLink also previously owned and operated an enterprise telecom expense management business (“Enterprise TEM”) acquired in July 2021 in connection with SharpLink’s go-public merger with Mer Telemanagement Solutions. Beginning in 2022, we discontinued operations for this business unit and sought a buyer for the business. On December 31, 2022, we completed the sale of this business to Israel-based Entrypoint South Ltd.

Continuing Operations

In December 2021, SharpLink acquired certain assets of FourCubed, including FourCubed’s online casino gaming-focused affiliate marketing network, known as PAS.net (“PAS”). For more than 18 years, PAS has focused on delivering quality traffic and player acquisitions, retention and conversions to regulated and global casino gaming operator partners worldwide. In fact, PAS won industry recognition as the European online gambling industry’s Top Affiliate Manager, Top Affiliate Website and Top Affiliate Program for four consecutive years by both igamingbusiness.com and igamingaffiliate.com. The strategic acquisition of FourCubed brought SharpLink talent with proven experience in affiliate marketing services and recurring net gaming revenue (“NGR”) contracts with many of the world’s leading online casino gambling companies, including Party Poker, bwin, UNIBET, GG Poker, 888 poker, betfair, World Poker Tour and others.

As part of our strategy to expand our affiliate marketing services to the emerging American sports betting market, in November 2022, we began a systematic roll-out of our U.S.-focused performance-based marketing business with the launch of 15 state-specific, content-rich affiliate marketing websites. Our user-friendly, state-specific domains are designed to attract, acquire and drive local sports betting and casino traffic directly to our sportsbook and casino partners’ which are licensed to operate in each respective state. As of January 2024, we are licensed to operate in 18 jurisdictions and own and operate sites serving 17 U.S. states (Arizona, Colorado, Iowa, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Tennessee, Virginia, West Virginia and Wyoming). As more states legalize sports betting, our portfolio of state-specific affiliate marketing properties may expand to include them. We largely utilize search engine optimization and programmatic advertising campaigns to drive traffic to our direct-to-player (“D2P”) sites.

In the first quarter of 2023, we unveiled SharpBetting.com, a U.S. sports betting education hub for experienced and novice sports fans. SharpBetting.com is a robust educational website dedicated to teaching new sports betting enthusiasts the fundamentals of, and winning strategies for, navigating the legal sports betting landscape responsibly.

Today, our vision is to power a targeted and personalized online sports betting and casino gaming environment that organically introduces fans to our operator partners through relevant tools and rich content – all in a safe, credible and responsible environment.

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Discontinued Operations

SharpLink’s business-building platform previously included the provision of Free-To-Play (“F2P”) sports game and mobile app development services to a marquis list of customers, which included several of the biggest names in sports and sports betting, including Turner Sports, NBA, NFL, PGA TOUR, NASCAR and BetMGM, among others. In addition, we previously owned and operated a variety of proprietary real-money fantasy sports and sports simulation games and mobile apps through our SportsHub/fantasy sports business unit, which also owned and operated LeagueSafe, one of the fantasy sports industry’s most trusted sources for collecting and protecting private fantasy league dues.

On January 18, 2024, SharpLink sold all of the issued and outstanding membership interests, as applicable, in our Sports Gaming Client Services and SportsHub Gaming Network business units to RSports Interactive, Inc. (“RSports”) for $22.5 million in an all-cash transaction (the “Sale of Business”), pursuant to the signing of a Purchase Agreement and other related agreements. Nearly all of the employees of these acquired business units also moved to RSports to help ensure a seamless transaction.

Sale of Legacy MTS Business

On December 31, 2022, SharpLink Israel closed on the sale of its legacy MTS business (“Legacy MTS”) to Israel-based Entrypoint South Ltd., a subsidiary of Entrypoint Systems 2004 Ltd (the “MTS Merger”). In consideration of Entrypoint South Ltd. acquiring all rights, title, interests and benefits to Legacy MTS, including 100% of the shares of MTS Integratrak Inc., one of the Company’s U.S. subsidiaries, Entrypoint South Ltd. will pay SharpLink an earn-out payment (an “Earn-Out Payment”) equal to three times Legacy MTS’ Earnings Before Interest, Taxes Depreciation and Amortization (“EBITDA”) for the year ending December 31, 2023, up to a maximum earn-out payment of $1 million (adjusted to reflect net working capital as of the closing date). Within ten (10) calendar days of the approval by the board of directors of the Buyer of the audited annual financial statements of the business as at December 31, 2023, and for the 12-month period ending on such date (as applicable, the “Earn-Out Schedule Delivery Date”), which shall occur no later than May 31, 2024, Buyer shall deliver to the Seller a schedule certified by its Chief Executive Officer and Chief Financial Officer (an “Earn-Out Schedule”) setting forth the computation of the Earn-Out Payment (as applicable), if any, together with the calculation thereof in an agreed Excel table format (including, but not limiting to all relevant details of the EBITDA calculations for the year 2023).

Redomestication from Israel to Delaware

On February 13, 2024, SharpLink Israel completed its previously announced domestication merger (“Domestication Merger”), pursuant to the terms and conditions set forth in an Agreement and Plan of Merger (the “Domestication Merger Agreement”), dated June 14, 2023 and amended July 24, 2023, among SharpLink Israel, SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”) and SharpLink Gaming, Inc. (“SharpLink US”). The Domestication Merger was achieved through a merger of SharpLink Merger Sub with and into SharpLink Israel, with SharpLink Israel surviving the merger and becoming a wholly owned subsidiary of SharpLink US. The Domestication Merger was approved by the shareholders of SharpLink Israel at an extraordinary special meeting of shareholders held on December 6, 2023. SharpLink US’s common stock commenced trading on the Nasdaq Capital Market under the same ticker symbol, SBET, on February 14, 2024.

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ALPHA EXCHANGE AGREEMENT

On February 15, 2023, the Company issued to Alpha a warrant (the “Warrant”) to purchase 880,000 ordinary shares of SharpLink Israel at an initial exercise price of $8.75 (the “Warrant Shares,” and, together with the conversion shares, and any other ordinary shares of the Company that may otherwise become issuable pursuant to the terms of an 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture (the “Debenture”) and Warrant, the “Underlying Shares”). The Warrant is exercisable in whole or in part, at any time on or after February 15, 2023 and before February 15, 2028. The exercise price of the Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that included a shareholder proposal to approve the issuance of Underlying Shares in excess of 19.99% of the issued and outstanding ordinary shares on the closing date (the “Shareholder Proposal”) to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date the. As a result, the exercise price has been reset to $4.0704, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which included the Shareholder Proposal. The Warrant includes a beneficial ownership blocker of 9.99%. The Warrant provides for adjustments to the exercise price, in connection with stock dividends and splits, subsequent equity sales and rights offerings, pro rata distributions, and certain “Fundamental Transaction” as defined in the 2023 Warrant.

In the event the Company, at any time while the Warrant is still outstanding, issues or grants any right to re-price, ordinary shares or any type of securities giving rights to obtain ordinary shares at a price below exercise price, Alpha shall be extended full-ratchet anti-dilution protection on the Warrant (reduction in price, only, no increase in number of Warrant Shares, and subject to customary Exempt Transaction issuances), and such reset shall not be limited by the Floor Price.

At the time of execution, the Company classified the Warrant as an equity contract and performed an initial fair value measurement. As the Warrant was issued with the sale of the Debenture, the value assigned to the Warrant was based on an allocation of proceeds, subject to the allocation to the Debenture. The Company recorded a debt discount for the Warrant of $1,174,229, based on the Black Scholes option-pricing model which was calculated independently of the fair value of the Debenture, and recorded the Warrant as additional paid in capital in the condensed consolidated balance sheet as of December 31, 2023.

The Warrant provides that in the event of a Fundamental Transaction, SharpLink, at Alpha’s option, would repurchase the Warrant from Alpha on the terms set forth in Section 3(e)(ii) of the 2023 Warrant (the “Warrant Repurchase”). On January 19, 2024, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 3(e)(ii) of the Warrant in connection with the Sale of Business.

Pursuant to Section 5(1) of the Warrant, Alpha further agreed to waive its right to elect that, in connection with and at the closing of the Sale of Business, the Warrant shall be repurchased by the Company as set forth in Section 3(e) of the 2023 Warrant. The Parties agreed in the Settlement Agreement that the Warrant Repurchase for its Black Scholes value shall take place upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a Fundamental Transaction. The Parties further agree in the Settlement Agreement to fix the Black Scholes value of the 2023 Warrant for purposes of the Warrant Repurchase at $900,000.

On March 6, 2024, SharpLink entered into an Exchange Agreement (the “Exchange Agreement”) with Alpha to change the Warrant Repurchase of $900,000. Pursuant to the terms and conditions set forth in the Exchange Agreement, the Company agreed to exchange the 2023 Warrant for (i) 156,207 shares of Common Stock (the “Shares”), (ii) a pre-funded warrant in the amount of 469,560 shares of Common Stock (the “Pre-Funded Warrant”) and (iii) the unexchanged balance of the 2023 Warrant Repurchase (the “Warrant Repurchase Balance”). The Warrant Repurchase Balance is valued at $260,111 and shall be subject to the repurchase terms upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a “Fundamental Transaction” as defined in the 2023 Warrant.

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THE OFFERING

Common Stock Beneficially Held by the Selling Shareholder:	328,332*

Common Stock Offered by the Selling Shareholder:	Up to 880,000 shares consisting of 156,207 shares of Common Stock held by the Selling Shareholder, (ii) 469,560 shares of Common Stock issuable upon exercise of the Pre-Funded Warrant and (iii) 254,233 shares of Common Stock issuable upon exercise of the Balance Warrant.

Common Stock Outstanding Prior to the Exercise of the Pre-Funded Warrant and the Balance Warrant by the Selling Shareholder:	3,361,608

Common Stock Outstanding Assuming the Full Exercise of the Pre-Funded Warrant and the Balance Warrant by the Selling Shareholder:	4,241,608

Use of Proceeds:	We will not receive any proceeds from the sale of shares by the Selling Shareholder.

Risk Factors:	You should carefully read the “Risk Factors” on page 9 and other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.

Nasdaq Symbol for Our Common Stock:	SBET

*	All securities held by Alpha that are convertible or exercisable into our Common Stock are subject to the Beneficial Ownership Limitation, which limits Alpha from converting or exercising such securities in the event the conversion or exercise will result in Alpha beneficially owning more than 9.99% of our issued and outstanding shares of Common Stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and includes any shares as to which the security or shareholder has sole or shared voting power or investment power and also any shares which the security or shareholder has the right to acquire within a forward-looking 60-day period, whether through the exercise or conversion of any preferred share, option, convertible security, warrant or other right.

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RISK FACTORS

Investment in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should consider carefully the risk factors incorporated by reference in this prospectus, including the risk factors described in the section titled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our Common Stock could decline, and you may lose all or part of your investment.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation by Reference.”

USE OF PROCEEDS

All of the Common Stock covered by this prospectus are being sold by the Selling Shareholder. We will not receive any proceeds from the sale of this Common Stock.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Common Stock may be sold by the Selling Shareholder under this prospectus.

DIVIDEND POLICY

We have never declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the Board and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which, among other requirements, provides that dividends are only payable out of retained earnings, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable Delaware law and the restriction imposed by the Debenture, as long as any portion of the Debenture remains outstanding, unless the holders of at least 67% in principal amount of the then outstanding Debenture shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the subsidiaries to, directly or indirectly pay cash dividends or distributions on any equity securities of the Company.

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SELLING SHAREHOLDER

The following table sets forth certain information as of June 5, 2024 regarding the beneficial ownership of the Selling Shareholder:

Name	Number of Common Stock Beneficially Owned (1)	Percentage of Outstanding Common Stock
Alpha Capital Anstalt (“Alpha”) (2) (3) (4)	328,332	9.99%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the Selling Shareholder named in the table above has sole voting and investment power with respect to all shares shown as beneficially owned by it.

(2)	Beneficial ownership reflects the maximum number of Common Stock that may be acquired by Alpha subject to the Beneficial Ownership Limitation. Pursuant to the Company’s records, Alpha owns of record (i) 156,207 shares of Common Stock, (ii) 12,481 Preferred B Shares, (iii) a prefunded warrant in the amount of 469,560 shares, and (iv) a warrant to purchase up to 254,233 shares of Common Stock at an exercise price of $4.0704 per share.

(3)	As of March 27, 2024, there were 7,202 Preferred A-1 Shares accrued as payment of quarterly dividends on the Preferred B Shares held by Alpha, but not yet issued

(4)	Alpha’s address is Altenbach 8, 9490 Vaduz, Principality of Liechtenstein.

Certain Relationships with Selling Shareholder

2018 Old MTS-Alpha Securities Purchase Agreement

In September 2018, MTS entered into a securities purchase agreement (the “2018 SPA”) with Alpha, an institutional investor, for the investment in a newly-created class of convertible preferred shares, at a price per preferred share of $22.8. The price per share was determined based on a 15% discount to the volume weighted average price of MTS’ ordinary shares for the three trading days preceding the signing of the term sheet with Alpha in June 2018. In June 2018, Alpha invested $200,000 in consideration for the issuance of 8,772 MTS ordinary shares. In October 2018, our shareholders approved the 2018 SPA and the transactions contemplated thereby and the adoption of amended and restated articles of association and certain changes to the structure of our Board of Directors.

The 2018 SPA included a greenshoe option for a future investment by Alpha of up to $1.5 million in the newly created preferred shares at a price per preferred share of $22.8 during the 12 months period following the closing date of the 2018 SPA. On March 29, 2019, Alpha exercised its option in part and purchased 5,482 convertible preferred shares in consideration of $125,000. On June 17, 2019, Alpha exercised its greenshoe option in part and purchased 21,930 additional convertible preferred shares in consideration of $500,000. In October 2019, our Board approved the extension of the term of the greenshoe option by six months until April 30, 2020. On December 31, 2019, Alpha purchased 7,237 additional convertible preferred shares in consideration of $165,000 pursuant to its greenshoe option. On June 23, 2020, Alpha exercised its greenshoe option in part and purchased 31,140 convertible preferred shares in consideration of $710,000. In addition, it converted 10 , 000 and 30,000 preferred shares into ordinary shares at a 1:1 ratio on June 14, 2020 and June 22, 2020, respectively. The greenshoe option has been exercised in full.

The number of shares and the price per share in the disclosures above reflect the reverse stock split effected by MTS at a ratio of 1-to-2 on July 26, 2021 immediately prior to the effectiveness of the MTS Merger and the reverse stock split effected by us at a ratio of 1-to-10 on April 25, 2023.

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2020 Old SharpLink-Alpha Securities Purchase Agreement

On December 23, 2020, SharpLink, Inc. (“Old SharpLink”) entered into a securities purchase agreement with Alpha, which the parties amended on June 15, 2021 and July 26, 2021. We refer to this securities purchase agreement, as amended, as the 2020 Purchase Agreement. Pursuant to an initial closing under the 2020 Purchase Agreement held on December 23, 2020, Old SharpLink issued and sold to Alpha shares of its Series A Preferred Stock for an aggregate gross purchase price of $2 million. The 2020 Purchase Agreement also provided that Alpha would purchase from Old SharpLink, and Old SharpLink would sell to Alpha, shares of Old SharpLink’s Series B Preferred Stock for an aggregate purchase price of $6 million. The closing of the sale of the Old SharpLink’s Series B Preferred Stock occurred immediately prior to the MTS Merger. The outstanding shares of Old SharpLink Series A Preferred Stock (including shares issued in satisfaction of dividends payable thereon) and Series B Preferred Stock sold to Alpha pursuant to the 2020 Purchase Agreement were exchanged in the MTS Merger for shares of the Company’s Preferred A-1 Shares and Preferred B Shares.

In addition to the Old SharpLink preferred stock sold to Alpha pursuant to the 2020 Purchase Agreement, Old SharpLink also agreed to issue to Alpha as a commitment fee for its obligation to purchase the Series B Preferred Stock. The commitment fee included a number of additional shares of Old SharpLink (or its successor, which includes the Company) representing 3% of the fully-diluted shares of the Company following the MTS Merger. In satisfaction of such commitment shares, Old SharpLink issued Alpha an additional number of its Series A-1 Preferred Stock immediately prior to Closing of the MTS Merger, which were exchanged for 70,099 Preferred A-1 Shares of the Company in the MTS Merger.

The 2020 Purchase Agreement also provided that until such time as Alpha has invested an additional $20 million in Old SharpLink, including, subject to certain conditions, the Company following the effective time of the MTS Merger, or until July 26, 2022 (one year following the effective time of the MTS Merger), Alpha will have a right to participate in future financings conducted by the Company by purchasing up to 55% of the securities offered for sale in any such financing transactions. For as long as Alpha continues to hold Preferred A-1 Shares or Preferred B Shares, the Company is also, subject to customary exceptions and is prohibited from issuing any “variable rate transactions,” which for purposes of the 2020 Purchase Agreement, means a transaction in which the Company issues debt or equity securities that are convertible into Ordinary Shares at a conversion price that is based on or varies with the current trading price of the Ordinary Shares.

2021 SharpLink-Alpha Securities Purchase Agreement

On November 16, 2021, the Company entered into a securities purchase agreement (the “2021 Purchase Agreement”) with Alpha pursuant to which the Company issued and sold, in a registered direct offering, an aggregate of 141,307 of the Company’s Ordinary Shares at an offering price of $37.5 per share. In addition, the Company sold to Alpha certain prefunded warrants (the “Prefunded Warrants”) to purchase 125,359 Ordinary Shares. The Prefunded Warrants were sold at an offering price of $37.40 per warrant share and are exercisable at a price of $0.10 per share. These shares and the Prefunded Warrants were offered by the Company pursuant to a registration statement on Form F-3 (File No. 333-237989), which was initially filed with the SEC on May 4, 2020, and was declared effective by the SEC on May 12, 2020 (the “May 2020 Registration Statement”). In a concurrent private placement, the Company issued to Alpha, for each Ordinary Share and Prefunded Warrant purchased in the offering, an additional regular warrant (the “Regular Warrant”), each to purchase one Ordinary Share. The Regular Warrants are initially exercisable six months following issuance and terminate four years following issuance. The Regular Warrants have an exercise price of $45.00 per share and are exercisable to purchase an aggregate of 266,667 Ordinary Shares. The aggregate net proceeds from the sale of the Shares and Prefunded Warrants, after deducting offering expenses, was $9,838,711.

The Regular Warrants and the Ordinary Shares issuable upon the exercise of such warrants were not registered under the Securities Act, were not offered pursuant to the May 2020 Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The 2021 Purchase Agreement provides the holder of the Regular Warrant with certain “piggy-back” registration rights in the event the Company files other registration statements with the SEC under the Securities Act. In the event that at the time of exercise there is not then a current registration statement covering the resale of the Ordinary Shares issuable upon exercise of the Regular Warrants, the holder shall have the right to exercise such warrant on a cashless (net exercise) basis. We have registered the Ordinary Shares underlying the Regular Warrants pursuant to a registration statement on Form F-3 (File No. 333-266292) to fulfill our obligation regarding the “piggy-back” registration rights.

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2023 SharpLink-Alpha Debenture and Warrant Financing

On February 14, 2023, the Company entered into a securities purchase agreement (the “2023 SPA”) with Alpha, pursuant to which the Company issued to Alpha, an 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000 on February 15, 2023. The Debenture is convertible, at any time, and from time to time, at Alpha’s option, into Conversion Shares at an initial conversion price equal to $7.00 per share, subject to adjustment as described in the Debenture. Pursuant to the terms of the Debenture, the Conversion Price of the Debenture has been reset upon filing of the initial registration statement on Form S-1 on April 21, 2023 to $4.1772 per share, the lower of $7.00 and the average of the five Nasdaq Official Closing Prices immediately preceding the filing of such registration statement. As part of the 2023 SPA, the exercise price of the Regular Warrants issued to Alpha in November 2021 and exercisable to purchase an aggregate of 266,667 Ordinary Shares was reduced from $45.00 per share to $0.60 per share.

On February 15, 2023, the Company also issued to Alpha the Warrant to purchase 880,000 Ordinary Shares of the Company at an initial exercise price of $8.75. The Warrant is exercisable in whole or in part, at any time on or after February 15, 2023 and before February 15, 2028. The Exercise Price of the Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that includes the Shareholder Approval Proposal, to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date. As a result, the Exercise Price has been reset to $4.10, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which includes the Shareholder Approval Proposal. The Warrant includes a beneficial ownership blocker of 9.99%. The Warrant provides for adjustments to the Exercise Price, in connection with stock dividends and splits, subsequent equity sales and rights offerings, pro rata distributions, and certain fundamental transactions. In the event the Company, at any time while the Warrant is still outstanding, issues or grants any right to re-price, Ordinary Shares or any type of securities giving rights to obtain Ordinary Shares at a price below Exercise Price, Alpha shall be extended full-ratchet anti-dilution protection on the Warrant (reduction in price, only, no increase in number of Warrant Shares, and subject to customary Exempt Transaction issuances), and such reset shall not be limited by $3.00 (the Floor Price).

2024 SharpLink-Alpha Settlement Agreement and Exchange Agreement

The Warrant provides that in the event of a Fundamental Transaction, SharpLink, at Alpha’s option, would repurchase the Warrant from Alpha on the terms set forth in Section 3(e)(ii) of the 2023 Warrant (the “Warrant Repurchase”). On January 19, 2024, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 3(e)(ii) of the Warrant in connection with the Sale of Business.

Pursuant to Section 5(1) of the Warrant, Alpha further agreed to waive its right to elect that, in connection with and at the closing of the Sale of Business, the Warrant shall be repurchased by the Company as set forth in Section 3(e) of the 2023 Warrant. The Parties agreed in the Settlement Agreement that the Warrant Repurchase for its Black Scholes value shall take place upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a Fundamental Transaction. The Parties further agree in the Settlement Agreement to fix the Black Scholes value of the 2023 Warrant for purposes of the Warrant Repurchase at $900,000.

On March 6, 2024, SharpLink entered into an Exchange Agreement (the “Exchange Agreement”) with Alpha to change the Warrant Repurchase of $900,000. Pursuant to the terms and conditions set forth in the Exchange Agreement, the Company agreed to exchange the 2023 Warrant for (i) 156,207 shares of Common Stock (the “Shares”), (ii) a pre-funded warrant in the amount of 469,560 shares of Common Stock (the “Pre-Funded Warrant”) and (iii) the unexchanged balance of the 2023 Warrant Repurchase (the “Warrant Repurchase Balance”). The Warrant Repurchase Balance is valued at $260,111 and shall be subject to the repurchase terms upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a “Fundamental Transaction” as defined in the 2023 Warrant.

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PLAN OF DISTRIBUTION

The Selling Shareholder and any of its pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their Common Stock covered by this prospectus hereby on the principal trading market or any other stock exchange, market or trading facility on which our Common Stock is traded or in private transactions.

These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling such Common Stock:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker dealers that agree with the Selling Shareholder to sell a specified number of such Common Stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell the Common Stock covered by this prospectus under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. Broker dealers engaged by the Selling Shareholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker dealer acts as agent for the purchaser of Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with the Supplementary Material to FINRA Rule 2121.

In connection with the sale of the Common Stock offered hereby or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Shareholder may also sell the Common Stock short and deliver these shares to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these shares. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares.

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We will pay certain fees and expenses incurred by us incident to the registration of the Common Stock; provided, however, that the Selling Shareholder will pay all underwriting discounts and selling commissions, if any.

Because the Selling Shareholder may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

The Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. We may sell from time to time Common Stock, Preferred Stock or any combination of the foregoing. In this prospectus, we refer to the Common Stock and the Preferred Stock to be sold by us collectively as “securities.”

If we issue debt securities at a discount from their original stated principal amount, then we will use the issue price, and not the principal amount, of such debt securities for purposes of calculating the total dollar amount of all securities issued under this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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Capital Stock Summary

The following description of SharpLink’s capital stock is a summary. This summary is subject to the DGCL and the complete text of SharpLink’s Amended and Restated Certificate of Incorporation and Bylaws.

SharpLink’s authorized capital stock consists of shares made up of:

●	100,000,000 shares of Common Stock, par value $0.0001 per share; and

●	15,000,000 shares of undesignated Preferred Stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by SharpLink’s Board of Directors.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue up to 100,000,000 shares of Common stock, par value $0.0001 per share. As of June 4, 2024, we had 3,361,608 shares of Common Stock issued and outstanding.

The holders of our Common Stock are entitled to the following rights:

Voting Rights

Each share of SharpLink’s Common Stock outstanding is entitled to one vote on all matters on which stockholders of SharpLink generally are entitled to vote. However, holders of SharpLink’s Common Stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected classes or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Generally, the Bylaws provide that, subject to applicable law or the Amended and Restated Certificate of Incorporation and/or the Bylaws, all corporate actions to be taken by vote of the stockholders will be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy will be the act of such class or series. Directors will be elected by a plurality of the votes cast at a meeting of SharpLink stockholders for the election of directors at which a quorum is present.

Other Rights

Subject to the rights of holders of any then outstanding class or series of Preferred Stock, holders of SharpLink’s Common Stock are entitled to receive dividends and other distributions in cash, stock or property of SharpLink as the Board of Directors may declare thereon from time to time and will share equally on a per share basis in all such dividends and other distributions. In the event of SharpLink’s dissolution, whether voluntary or involuntary, after the payment in full of the amounts required to be paid to the holders of any outstanding class or series of Preferred Stock, the remaining assets and funds of SharpLink available for distribution will be distributed pro rata to the holders of SharpLink’s Common Stock in proportion to the number of shares held by them and to the holders of any class or series of Preferred Stock entitled to a distribution. Holders of SharpLink’s Common Stock will not have preemptive rights to purchase shares of SharpLink’s Common Stock. All outstanding shares of SharpLink’s Common Stock will be fully paid and non-assessable. The rights, preferences and privileges of holders of SharpLink’s Common Stock will be subject to those of the holders of any outstanding class or series of SharpLink’s Preferred Stock that SharpLink may issue in the future.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC, located at 48 Wall Street, Floor 23, New York, New York 10005. Equiniti’s phone number is 800-937-5449 and its website is www.equiniti.com.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SBET.”

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the Preferred Stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the Preferred Stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. Any series of Preferred Stock that we issue will be governed by our Amended and Restated Certificate of Incorporation, including the certificate of designations relating to such series of Preferred Stock, and our Bylaws.

As of June 4, 2024, we had 15,000,000 authorized shares of Preferred Stock. We currently have 7,202 shares of Series A-1 Preferred Stock and 12,481 shares of Series B Preferred Stock outstanding.

Our Board of Directors without the approval of the stockholders may issue up to 15,000,000 shares of Preferred Stock in one or more classes or series; and with respect to each series of Preferred Stock, the Board of Directors will fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. We will incorporate by reference as an exhibit to the registration statement that includes this prospectus the form of any certificate of designations that describes the terms of the series of Preferred Stock we are offering before the issuance of the related series of Preferred Stock. This description will include the following, to the extent applicable:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

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●	the dividend rate, period and payment date, and method of calculation for dividends, if any;

●	whether any dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into our Common Stock and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the Preferred Stock will be exchangeable into debt securities and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale, or other assignment, if any;

●	whether interests in the Preferred Stock will be represented by depositary shares;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; any limitations on issuance of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights, or limitations of, or restrictions on, the Preferred Stock.

SharpLink believes that the availability of the Preferred Stock under the Amended and Restated Certificate of Incorporation will provide us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow SharpLink to issue shares of Preferred Stock without the expense and delay of a special stockholders’ meeting. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company’s stockholders, with the exception of any actions required by applicable law or the rules of any stock exchange on which SharpLink’s securities may be listed. The Board of Directors will have the power, subject to applicable law, to issue classes or series of Preferred Stock that could, depending on the terms of the class or series, impede the completion of a merger, tender offer or other takeover attempt.

When we issue shares of Preferred Stock under this prospectus, the shares, when issued in accordance with the terms of the applicable agreement, will be validity issued, fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Section 242 of DGCL provides that the holders of each class or series of stock will have the right to vote separately as a class on certain amendments to our certificate of incorporation, as amended, that would affect the class or series of Preferred Stock, as applicable. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

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Series A-1 Preferred Stock

According to the Articles of SharpLink Israel as of July 26, 2023, 7,202 Series A-1 Preferred Shares will be accrued as the dividends to the Series B Preferred Shares. Accordingly, SharpLink Israel issued 7,202 Series A-1 Preferred Shares to Alpha Capital Anstalt (“Alpha”), the holder of Series B Preferred Shares. In connection with the adoption of the Amended and Restated Certificate of Incorporation of SharpLink US, the Board of Directors adopted a certificate of designation to designate 260,000 shares of Series A-1 Preferred Stock to allow the conversion of the outstanding Preferred A-1 Shares of SharpLink Israel on a one-for-one basis and on substantially the same terms as the Preferred A-1 Shares.

Shares of Series A-1 Preferred Stock have equal rights to the shares of Common Stock and are convertible into shares of Common Stock on a one-for-one basis (subject to customary adjustments); provided, however, that the Series A-1 Preferred Stock shall not be converted to the extent that, after giving effect to such conversion, the applicable holder of the Series A-1 Preferred Stock (together with such holder’s affiliates and any persons acting as a group together with such holder) would beneficially own in excess of the Beneficial Ownership Limitation.

The shares of Series A-1 Preferred Stock are entitled to the following rights:

●	equal rights to receive dividends, if and when distributed to holders of Common Stock, whether in cash or any other manner on an as-converted basis, without regard to the Beneficial Ownership Limitation;

●	equal right to participate in a distribution of SharpLink’s assets available for distribution, in the event of liquidation or winding-up of SharpLink, on an as-converted basis, following the distribution to the holders of the Series B Preferred Stock, if applicable, and pari passu with the Common Stock; and

●	equal rights to vote on all matters submitted to a vote of the holders of Common Stock (on an as-converted basis, but only up to the number of votes equal to the number of shares of Common Stock into which the shares of Series A-1 Preferred Stock would be convertible in accordance with the Beneficial Ownership Limitation).

Series B Preferred Stock

In connection with the adoption of the Amended and Restated Certificate of Incorporation, the Board of Directors adopted a certificate of designation to designate 370,000 shares of Series B Preferred Stock to allow the conversion of the outstanding Preferred B Shares of SharpLink Israel on a 2.321-for-1 basis and on substantially the same terms as the Preferred B Shares.

The shares of Series B Preferred Stock are non-voting shares and are convertible into shares of Common Stock on a one-for-one basis (subject to customary adjustments), subject to the Beneficial Ownership Limitation.

The shares of Series B Preferred Stock are entitled to the following rights:

●	a right to receive from SharpLink an amount equal to the purchase price of each outstanding share of Series B Preferred Stock, plus any accrued and unpaid dividends, fees or liquidated damages due thereon (in connection with delays in conversion of Series B Preferred Stock), to be paid upon any liquidation, dissolution or winding-up of SharpLink US, before any distribution to the other securityholders of SharpLink;

●	a “full ratchet” anti-dilution adjustment to the conversion price of the Series B Preferred Stock in the event SharpLink issues or sells Common Stock or Common Stock Equivalents for a consideration per share that is less than the conversion price per share of the Series B Preferred Stock then in effect, other than in connection with an Exempt Issuance (as such term is defined in the certificate of designation for Series B Preferred Stock) and to a minimum price of $6.64.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer of employee.

LEGAL REPRESENTATION

The validity of the issuance of the Common Stock offered hereby will be passed upon for us by Satin and Lee Law P.C.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2023 incorporated in this prospectus and registration statement by reference from the SharpLink Gaming, Inc. Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion and includes explanatory paragraphs relating to going concern and retrospective adjustments for discontinued operations, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT

Our transfer agent is Equiniti Trust Company, LLC, located at 48 Wall Street, Floor 23, New York, New York 10005. Equiniti’s phone number is 800-937-5449 and its website is www.equiniti.com.

LEGAL PROCEEDINGS

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition and results of operations. As of June 5, 2024, there are no pending, nor to our knowledge threatened, legal proceedings against us.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.sharplink.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below (other than any portions of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024;

●	our Quarterly report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 17, 2024;

●	our Current Reports on Form 8-K filed with the SEC on May 3, 2024 and May 14, 2024;

●	the description of our Common Stock and Preferred Stock contained in the Current Report on Form 8-K12B relating thereto, filed on February 13, 2024, including any amendment or report filed for the purpose of updating such description; and

●	any future filings made with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into the prospectus.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

SharpLink Gaming, Inc.

333 Washington Avenue North, Suite 104

Minneapolis, MN 55401

Attn: Robert DeLucia, Chief Financial Officer

Telephone: (612) 293-0619

Copies of these filings are also available, without charge, on our website at www.sharplink.com as soon as reasonably practicable after they are filed electronically with the SEC. You may also obtain additional information about us by visiting our website. The information set forth on, or accessible from our website is not a part of this prospectus.

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880,000 Shares of Common Stock

PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee (previously paid)	$820
Accounting Fees and Expenses	$22,500
Legal Fees and Expenses	$165,000
Miscellaneous Fees and Expenses	$37,500

Total	$225,820

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a company to eliminate the personal liability of directors of a company to the company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his, her, or its duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter, as amended provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the company for another company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he, she, or it was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he, she, or it reasonably believed to be in or not opposed to the best interests of the company, and, in any criminal action or proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful, except that, in the case of actions brought by or in the right of the company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our charter and Bylaws provide for the indemnification, to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she, or it, or a person for whom he, she, or it is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and reasonably incurred by such person.

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Our Bylaws provide that if an indemnification claim made by an officer or director of the Company is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors (“Board”), legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he, she, or it has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right of our directors and officers to indemnification under our charter and Bylaws is not exclusive of any other right which they may have or hereafter acquire under any statute, our charter, our Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

The Company may also maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL or under the provisions of our Bylaws.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On December 23, 2020, the Company (“MTS” or “Old SharpLink”) entered into a securities purchase agreement with an investor to issue 200 shares of Series A preferred stock for $2,000,000. On June 15, 2021, Old SharpLink entered into the first amendment to the securities purchase agreement, pursuant to which Old SharpLink sold to the current Series A preferred stock shareholder Series B preferred stock for $6,000,000 and issued Series A-1 preferred stock equal to 3% of the issued and outstanding capital of the Company. On July 23, 2021, Old SharpLink entered into the second amendment to the securities purchase agreement, pursuant to which Old SharpLink sold to the Series A preferred stock shareholder 276,582 shares of Series B preferred stock for $6,000,000.

In February 2021, MTS issued a warrant in exchange for advisory services, which vested upon the completion of the MTS Merger.

On July 21, 2021, MTS granted a warrant to the former MTS CEO to acquire 5,833 ordinary shares, at an exercise price of $26.42, and a warrant to acquire 2,500 ordinary shares, with a $0 exercise price. Both warrants vested and became immediately exercisable upon the consummation of the MTS Merger and expire three years after the grant date.

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On July 26, 2021, Old SharpLink completed the MTS Merger, changing the name of the Company from Mer Telemanagement Solutions Ltd. to SharpLink Gaming Ltd., which was effectuated by a share exchange in which MTS issued 1,160,101 Ordinary Shares in the transaction in exchange for shares of Old SharpLink’s outstanding common stock.

On November 16, 2021, in a concurrent private placement, the Company agreed to issue to Alpha the Regular Warrants which are initially exercisable six months following issuance and terminate four years following issuance. The Regular Warrants are exercisable to purchase an aggregate of 266,667 Ordinary Shares and initially had an exercise price of $45.00 per share, which was reduced to $0.60 per share in connection with the SPA executed with Alpha in February 2023.

On December 31, 2021, the Company issued 60,611 Ordinary Shares as part of the consideration for the FourCubed acquisition. Subsequent to closing, the seller is able to earn up to an additional 58,775 Ordinary Shares (the “Earn-Out Shares”) of the Company by maintaining employment and meeting certain performance conditions. In March 2022, the seller’s employment was terminated. No performance-based milestones were achieved prior to termination. As issuance of the Earn-Out Shares to the seller was contingent upon achieving specified milestones and continued employment, the Company does not expect to recognize compensation cost related to the earnout.

On December 22, 2022, the Company issued, in the aggregate, 431,926 Ordinary Shares to common and preferred stockholders of SportsHub, on a fully diluted basis. An additional aggregate of 40,586 Ordinary Shares are being held in escrow for SportsHub shareholders who have yet to provide the applicable documentation required in connection with the SportsHub Merger, as well as 40,586 Ordinary Shares held in escrow for indemnifiable losses and for the reimbursement of expenses incurred by the stockholder representative in performing his duties pursuant to the Merger Agreement.

On February 15, 2023, the Company issued to Alpha, an 8% Interest Rate, 10% Original Issue Discount, Senior Convertible Debenture in the aggregate principal amount of $4,400,000 for a purchase price of $4,000,000. On February 15, 2023, the Company also issued to Alpha the Warrant to purchase 880,000 Ordinary Shares of the Company at an initial exercise price of $8.75. The Exercise Price of the Warrant was subject to an initial reset immediately prior to the Company’s filing of a proxy statement that includes the Shareholder Approval Proposal, to the lower of $8.75 and the average of the five Nasdaq Official Closing Prices immediately preceding such date. As a result, the Exercise Price has been reset to $4.10, the average of the five Nasdaq Official Closing Prices immediately preceding April 14, 2023, the date the Company filed its preliminary proxy statement which includes the Shareholder Approval Proposal.

On January 19, 2024, SharpLink and Alpha entered into a settlement agreement (the “Settlement Agreement”) whereby Alpha agreed to waive (i) the event of default under Section 3(e)(ii) of the Warrant in connection with the Sale of Business.

On March 6, 2024, SharpLink entered into an Exchange Agreement (the “Exchange Agreement”) with Alpha to change the Warrant Repurchase of $900,000. Pursuant to the terms and conditions set forth in the Exchange Agreement, the Company agreed to exchange the 2023 Warrant for (i) 156,207 shares of Common Stock (the “Shares”), (ii) a pre-funded warrant in the amount of 469,560 shares of Common Stock (the “Pre-Funded Warrant”) and (iii) the unexchanged balance of the 2023 Warrant Repurchase (the “Warrant Repurchase Balance”). The Warrant Repurchase Balance is valued at $260,111 and shall be subject to the repurchase terms upon the earlier of (a) June 30, 2024; (b) the Company raising a gross amount of not less than $3,000,000 whether by equity or debt; and (c) the Company entering into a “Fundamental Transaction” as defined in the 2023 Warrant.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto incorporated by reference herein.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

2.1**	Agreement and Plan of Merger, dated June 14, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023).

2.2**	Amendment No. 1 to Agreement and Plan of Merger, dated July 24, 2023, by and among SharpLink Gaming Ltd., SharpLink Gaming, Inc., and SharpLink Merger Sub Ltd. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023).

3.1**	Memorandum of Association (incorporated by reference to Exhibit 3.1 to Form 8-K filed with the SEC on April 26, 2023) (translated from Hebrew; the original language version is on file with the Registrant and is available upon request)

3.2**	Second Amended and Restated Articles of Association of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on May 26, 2023)

3.3**	Amended and Restated Articles of Association of SharpLink Gaming, Ltd., dated October 24, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on October 25, 2023)

3.4**	Amended Memorandum of Association, dated October 24, 2023 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on October 25, 2023)

3.5**	Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

3.6**	Amended and Restated Certificate of Incorporation of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.7**	Certificate of Designation of the Series A-1 Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.8**	Certificate of Designation of the Series B Preferred Stock of SharpLink Gaming, Inc., par value $0.0001 per share (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

3.9**	Bylaws of SharpLink Gaming, Inc. (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

4.1**	Form of Prefunded Warrant issued to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.1 to the Report on Form 6-K submitted to the SEC on November 19, 2021)

4.2**	Form of Regular Warrant issued to Alpha Capital Anstalt (incorporated by reference to Exhibit 4.2 to the Report on Form 6-K submitted to the SEC on November 19, 2021)

4.3**	Common Stock Purchase Warrant for 8,800,000 shares in favor of Alpha Capital Anstalt, dated February 15, 2023 (incorporated by reference to Exhibit 4.1 to Form 8-K/A filed with the SEC on February 17, 2023)

4.4**	MTS Warrant issued to Roy Hess for 58,334 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.5**	MTS Warrant issued to Roy Hess for 25,000 Ordinary Shares of SharpLink Gaming Ltd. (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-4 filed with the SEC on June 15, 2023)

4.6**	Common Stock Purchase Warrant of SportsHub Games Network, Inc., dated October 29, 2018 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

5.1**	Opinion of S. Friedman, Abramson & Co.

5.2*	Opinion of Satin and Lee Law P.C.

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10.1**	Agreement and Plan of Merger, dated April 15, 2021, among the Registrant, SharpLink, Inc., and New SL Acquisition Corp. (incorporated by reference to Exhibit 99.2 to the Report on Form 6-K submitted to the SEC on April 15, 2021)

10.2**	Amendment No. 1 to Agreement and Plan of Merger, dated July 23, 2021, Mer Telemanagement Solutions Ltd., New SL Acquisition Corp. and SharpLink, Inc. (incorporated by reference to Exhibit 2.2 to Form F-3 filed with the SEC on July 27, 2021)

10.3+**	SharpLink, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.4+**	2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the SEC on October 12, 2021)

10.5+**	Employment Agreement by and between SharpLink, Inc. and Rob Phythian, dated July 26, 2021 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 filed with the SEC on February 3, 2022)

10.6+**	Employment Agreement by and between SharpLink, Inc. and Chris Nicholas, dated July 26, 2021(incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 filed with the SEC on February 3, 2022)

10.7+**	Employment Agreement by and between SharpLink, Inc. and Bob DeLucia, dated August 16, 2022 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1/A filed with the SEC on May 8, 2023)

10.8+**	Directors and Officers Compensation Policy (incorporated by reference to Annex C to Exhibit 99.2 of the Report on Form 6-K submitted to the SEC on July 28, 2022)

10.9**	Securities Purchase Agreement dated December 23, 2020, between SharpLink, Inc. and Alpha Capital Anstalt, as amended on June 15, 2021 and July 23, 2021 (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K submitted to the SEC on November 19, 2021)

10.10**	Securities Purchase Agreement dated November 16, 2021 between the Company and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K submitted to the SEC on November 19, 2021)

10.11**	Asset Purchase Agreement, dated December 31, 2021, by and among FourCubed Acquisition Company, LLC, 6t4 Company, FourCubed Management, LLC, Chris Carlson, and SharpLink Gaming Ltd. (incorporated by reference to Exhibit 10.1 to the Report on Form 6-K submitted to the SEC on January 12, 2022)

10.12†**	Registration Rights Agreement, dated December 31, 2021, by and among SharpLink Gaming Ltd., 6t4 Company, and Chris Carlson (incorporated herein by reference to Exhibit 10.2 to the Report on Form 6-K submitted to the SEC on January 12, 2022)

10.13**	Agreement and Plan of Merger, dated September 7, 2022, by and among SharpLink Gaming Ltd., SHGN Acquisition Corp., SportsHub Games Network, Inc. and Christian Peterson, in his capacity as the Stockholder Representative (incorporated by reference to Annex A-1 to Exhibit 99.2 of the Report on Form 6-K submitted to the SEC on November 8, 2022)

10.14**	First Amendment to Agreement and Plan of Merger, dated November 2, 2022, by and among SharpLink Gaming Ltd., SHGN Acquisition Corp., SportsHub Games Network, Inc. and Christian Peterson, in his capacity as the Stockholder Representative (incorporated by reference to Annex A-1 to Exhibit 99.2 of the Report on Form 6-K submitted to the SEC on November 8, 2022)

10.15††**	Share and Asset Purchase Agreement, dated as of November 9, 2022, by and between SharpLink Gaming Ltd. and Entrypoint South Ltd. (incorporated herein by reference to Exhibit 2.1 to the Report on Form 6-K submitted to the SEC on January 5, 2023)

10.16**	Revolving Credit Agreement, dated February 13, 2023, by and between SharpLink, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.1 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.17**	Revolving Promissory Note, dated February 13, 2023, executed by SharpLink, Inc. (incorporated herein by reference to Exhibit 10.2 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

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10.18**	Deposit Account Pledge And Control Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp. and Platinum Bank (incorporated herein by reference to Exhibit 10.3 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.19**	Form of Company Guaranty, dated February 13, 2023, issued by SHGN Acquisition Corp., SLG 1 Holdings LLC and SLG 2 Holdings LLC (incorporated herein by reference to Exhibit 10.4 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.20**	Term Loan Agreement, dated June 9, 2020, by and between SportsHub Games Network, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.5 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.21**	Amendment Agreement, dated November 4, 2021, by and between SportsHub Games Network, Inc., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC, Rob Phythian, Chris Nicholas and Platinum Bank (incorporated herein by reference to Exhibit 10.6 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.22**	Consent, Assumption and Second Amendment Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.7 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.23**	Amended and Restated Term Promissory Note, dated February 13, 2023, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.8 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.24**	Security Agreement, dated June 9, 2020, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.9 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.25**	Third Party Security Agreement, dated as of June 9, 2020, executed by Virtual Fantasy Games Acquisition, LLC (incorporated herein by reference to Exhibit 10.10 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.26**	Amended and Restated Deposit Account Pledge Agreement, dated February 13, 2023, executed by SHGN Acquisition Corp. (incorporated herein by reference to Exhibit 10.11 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.27**	Revolving Credit Agreement, dated March 27, 2020, by and between SportsHub Games Network, Inc. and Platinum Bank (incorporated herein by reference to Exhibit 10.12 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.28**	Second Amendment Agreement, dated November 4, 2021, by and between SportsHub Games Network, Inc., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.13 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.29**	Consent, Assumption and Third Amendment Agreement, dated February 13, 2023, by and between SHGN Acquisition Corp., LeagueSafe Management, LLC, Virtual Fantasy Games Acquisition, LLC and Platinum Bank (incorporated herein by reference to Exhibit 10.14 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.30**	Amended and Restated Promissory Note executed by SHGN Acquisition Corp., dated February 13, 2023 (incorporated herein by reference to Exhibit 10.15 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.31**	Security Agreement, dated March 27, 2020, executed by SportsHub Games Network, Inc. (incorporated herein by reference to Exhibit 10.16 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.32**	Security Agreement, dated March 27, 2020, by and between LeagueSafe Management, LLC and SportsHub Games Network, Inc. (incorporated herein by reference to Exhibit 10.17 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.33**	Third Party Security Agreement, dated March 27, 2020, executed by Virtual Fantasy Games Acquisition, LLC (incorporated herein by reference to Exhibit 10.18 to the Report on Form 8-K/A filed with the SEC on February 17, 2023)

10.34**	Securities Purchase Agreement, dated February 14, 2023, by and between SharpLink, Inc. and Alpha Capital Anstalt (incorporated herein by reference to Exhibit 10.19 to the Report on Form 8-K filed with the SEC on February 16, 2023)

10.35**	8% Senior Convertible Debenture Due February 15, 2026 (incorporated herein by reference to Exhibit 10.20 to the Report on Form 8-K filed with the SEC on February 16, 2023)

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10.36**	Registration Rights Agreement, dated February 14, 2026, by and between SharpLink, Inc. and Alpha Capital Anstalt (incorporated herein by reference to Exhibit 10.21 to the Report on Form 8-K filed with the SEC on February 16, 2023)

10.37**	SportsHub Games Network, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.6+ to the Registration Statement on Form S-1 filed with the SEC on September 22, 2023)

10.38**	Form of Placement Agent Agreement (incorporated by reference to Exhibit 1.1 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.39**	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.40**	Form of Ordinary Warrant (incorporated by reference to Exhibit 4.7 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.41**	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement on Amendment No. 1 to Form S-1 filed with the SEC on October 6, 2023)

10.42**	Director Agreement with Obie McKenzie, dated February 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.43**	Director Agreement with Leslie Bernhard, dated February 11, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.44**	Confidentiality Agreement with Obie McKenzie, dated February 14, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.45**	Confidentiality Agreement with Leslie Bernhard, dated February 14, 2024 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K12B filed with the SEC on February 13, 2024)

10.46**	Director Agreement with Robert Gutkowski, dated February 16, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.47**	Confidentiality Agreement with Robert Gutkowski, dated February 16, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.48**	2024 Executive Compensation Plan, adopted February 16, 2024 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.49**	Employment Agreement with Rob Phythian, dated February 16, 2024 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.50**	Employment Agreement with Robert DeLucia, dated February 16, 2024 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC on February 21, 2024)

10.51**	ATM Sales Agreement between SharpLink Gaming, Inc. and A.G.P./Alliance Global Partners, dated May 1, 2024 (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-279065) filed with the SEC on May 2, 2024).

10.52**	Amended and Fully Restated Post Closing Assignment Agreement between SharpLink Gaming Ltd., SHGN Acquisition Corp., RSports Interactive and SportsHub PA Holdings, LLC, dated May 8, 2024

21.1**	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed to the SEC on April 5, 2023)

23.1*	Consent of Cherry Bekaert LLP

23.2**	Consent of RSM US LLP

23.3**	Consent of S. Friedman, Abramson & Co. (included in Exhibit 5.1)

23.4*	Consent of Satin and Lee Law P.C. (included in Exhibit 5.2)

24.1**	Power of attorney

107**	Filing Fee Table

*	Filed herewith
**	Previously filed
†	Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain information contained in this has been redacted as indicated therein
††	Annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted annexes and schedules upon request.
+	Indicates management contract or compensatory plan.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPLINK GAMING, INC.

Dated: June 5, 2024	By:	/s/ Rob Phythian
Rob Phythian
Chief Executive Officer and Chairman of the Board

Dated: June 5, 2024	By:	/s/ Robert DeLucia
Robert DeLucia
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Rob Phythian	Chief Executive Officer and Chairman of the Board	June 5, 2024
Rob Phythian	(Principal Executive Officer)

/s/ Robert DeLucia	Chief Financial Officer	June 5, 2024
Robert DeLucia	(Principal Accounting Officer)

/s/ Leslie Bernhard	Director	June 5, 2024
Leslie Bernhard

/s/ Robert Gutkowski	Director	June 5, 2024
Robert Gutkowski

/s/ Obie McKenzie	Director	June 5, 2024
Obie McKenzie

*By:	/s/ Rob Phythian
Attorney-in-Fact

*By:	/s/ Robert DeLucia
Attorney-in-Fact

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